Exhibit 10.11a
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     AMENDMENT (this “Amendment”), dated January 12, 2007, by and among MONRO MUFFLER BRAKE, INC. (“Borrower”), the several financial institutions party hereto (“Lenders”), CHARTER ONE BANK, N.A., as Administrative Agent for Lenders, JPMorgan Chase Bank, N.A., as Syndication Agent, and Bank of America, N.A., as Documentation Agent.
RECITALS
     A. Borrower, Lenders, Administrative Agent, Syndication Agent and Documentation Agent are parties to the Credit Agreement, dated as of July 13, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, all capitalized terms used herein or in the Acknowledgement and Consent annexed hereto shall have the meanings ascribed to them in the Credit Agreement.
     B. Borrower has requested that the Credit Agreement be amended in certain respects.
     C. Administrative Agent has advised Borrower that Lenders are willing to agree to its requests on the terms and subject to the conditions set forth in this Amendment.
     Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:
     1. Amendments to Credit Agreement.
          (a) Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
     Amendment No. 1 means Amendment No. 1 to Credit Agreement dated January 12, 2007 by and among the Borrower, the Lenders party thereto, the Syndication Agent, the Documentation Agent and the Administrative Agent.
     Amendment No. 1 Effective Date means the date that the conditions to the effectiveness of Amendment No. 1 have been satisfied.
          (b) CAPEX. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “CAPEX” in its entirety and substituting the following therefor:
     CAPEX means, for any Four Quarter Period, capital expenditures for fixed or capital assets that are required to be capitalized on a balance sheet prepared in accordance with GAAP minus the sum of (a) any net proceeds of sale/leasebacks permitted by Sections 9.10 or 9.16, (b) (without duplication) any capital expenditures incurred for equipment purchased and then sold transferred or otherwise disposed of pursuant to sale/leaseback facilities permitted pursuant to Section 9.10 and (c) any net proceeds from any sales, transfers or other dispositions of any fixed assets permitted by Section 9.10.
          (c) Facility Maturity Date. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Facility Maturity Date” in its entirety and substituting the following therefor:
     Facility Maturity Date means the earlier of (a) January 31, 2012, and (b) the effective date that Lenders’ commitments to lend under the Facility are otherwise cancelled or terminated in accordance with this Agreement.

          (d) Rental Payments. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Rental Payments” in its entirety and substituting the following therefor:
     Rental Payments means, as determined, on a rolling twelve month basis ending on the last day of the accounting period covered by the consolidated financial statements of Borrower and its Subsidiaries, and delivered pursuant to this Agreement, (a) the dollar amount of the fixed payments which Borrower or its Subsidiaries are required to make by the terms of any lease to its landlords during such period (excluding, however, the sum of: (i) rentals under Capitalized Leases, (ii) maintenance, repairs, taxes and other similar charges included in such payments, (iii) amounts constituting step rent in accordance with GAAP, (iv) (without duplication) rentals under equipment leases whether operating leases or Capitalized Leases and (v) non-cash rent expense and non-cash rent income under below-market or above-market leases (as determined in accordance with GAAP) under which Borrower or any Subsidiary is or becomes the lessee as a result of any transaction not prohibited by this Agreement), less (b) (x) rental income received in cash and (y) amortization of deferred gains on sale-leasebacks, such amortization not to exceed $1,000,000 for purposes hereof.
          (e) Optional Increase in Facility Committed Sum. Clause (iv) of Section 2.6(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:
(iv)	immediately after such increase is made, the Facility Committed Sum shall not exceed $200,000,000.
          (f) Loans, Advances and Investments. Section 9.8 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:
     9.8 Loans, Advances and Investments. Except as permitted by Section 9.9 or Section 9.11, Borrower may not and may not permit any Company to make any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person; provided, however, that Borrower or a Company may make an advance to, investment in or purchase from another Person if (1) (a) such action results in the acquisition of such Person by Borrower or such Company, (b) such action results in the Borrower’s direct or indirect ownership of new stores, (c) the Person being acquired is in a line of business which is substantially the same as or complimentary to the Borrower’s principal line of business, (d) the Person being acquired is located in either the United States or Canada, (e) the Person being acquired will not exceed forty percent (40%) growth in the total number of service bays owned or leased by Borrower immediately prior to the date of the proposed acquisition, and (f) immediately after giving effect to such acquisition, the Companies shall be in pro forma compliance with all covenants under Article 10 (which pro forma compliance shall be calculated based on the actual results of Borrower for the immediately preceding Four Quarter Period and the projected EBITDA and Debt of the Person being acquired for the immediately succeeding Four Quarter Period as reasonably determined by Borrower) and shall not be in Default or Potential Default under this Agreement; provided that if any acquisition described in this clause (1) is in excess of an aggregate cost to Borrower or such Company of more than $20,000,000 (excluding any loans, advances or other extensions of credit or capital contributions made or to be made by Borrower or such Company in connection with the consummation of such acquisition), Borrower shall deliver to Administrative Agent, prior to the consummation of such acquisition, a certificate of a Responsible Officer of Borrower in form and substance satisfactory to Administrative Agent demonstrating, on a pro forma basis after giving effect to such acquisition that the Companies shall be in compliance with all covenants in this Agreement, or (2) such action is used to provide financial assistance to third parties that may be purchasing or subleasing certain facilities owned or leased by Borrower and the cumulative principal amount of such financing is not greater than $5,000,000 (provided that such third party loans shall be assigned to Lenders and shall not exceed a term of five (5) years), or (3) such action is for investments in Cash Equivalents, or (4) such action is for investments in marketable securities traded on a national securities exchange for which there can be obtained a publicly quoted fair market value and the aggregate fair market value of such marketable securities is not greater than $1,000,000 at any time.
          (g) Dividends and Distributions. Section 9.9 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:
     9.9 Dividends and Distributions. Borrower may not and may not permit any Company to declare, make, or pay any Distribution other than Distributions declared, made, or paid by (a) Borrower wholly in the form of its capital stock; or (b) any other Company to Borrower or (c) Borrower in cash in respect of the retirement, redemption, purchase or other acquisition of its capital stock or other equity securities, provided that, before and after giving effect to any such retirement, redemption, purchase or other acquisition, the Companies shall be in compliance with all covenants under Article 10 and shall not be in Default or Potential Default under this Agreement; or (d) Borrower in cash in respect of dividends on its capital stock or other equity securities in an aggregate amount in any fiscal year not to exceed an amount equal to 25% of the Net Income of Borrower for the immediately preceding fiscal year, provided that, before and after giving effect to any such cash dividend, the Companies shall be in compliance with all covenants under Article 10 and shall not be in Default or Potential Default under this Agreement. Borrower may not and may not permit any Company to enter into or permit to exist any arrangement or agreement (other than the Loan Papers) that prohibits it from paying dividends or other distributions to its shareholders.
          (h) General. All references to “this Agreement” in the Credit Agreement and to “the Credit Agreement” in the other Loan Documents shall be deemed to refer to the Credit Agreement as amended hereby.
     2. Conditions to Effectiveness. This Amendment shall be effective upon the satisfaction of each of the following conditions:
          (a) Administrative Agent shall have received an executed counterpart of this Amendment signed by Borrower, the Lenders and Administrative Agent.
          (b) Administrative Agent shall have received an executed counterpart of the acknowledgement and consent annexed hereto duly executed by each of the Guarantors.
          (c) The representations and warranties contained in the Credit Agreement shall be true and correct in all material respects (except to the extent (i) that the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement) and no Default, or Potential Default, shall exist.
          (d) Administrative Agent shall have received (i) for the account of the Lenders party hereto pro rata in accordance with their respective Committed Sums, payable on the Amendment No. 1 Effective Date, an amendment fee equal to $37,500 and (ii) all other amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

          (e) Borrower shall have paid the reasonable fees and disbursements of counsel to Administrative Agent and Lenders in connection with this Amendment.
Administrative Agent shall notify Borrower and Lenders of the effective date of this Amendment, and such notice shall be conclusive and binding.
     3. Representations, Warranties and Covenants. Borrower hereby represents and warrants to and covenants and agrees with Administrative Agent and Lenders that:
          (a) The representations and warranties set forth in the Loan Papers (except to the extent (i) that the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement) are true and correct in all material respects as of the date hereof and with the same effect as though made on and as of the date hereof.
          (b) No Default and no Potential Default now exists or would exist.
          (c) (i) The execution, delivery and performance by Borrower of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity, and (iii) neither this Amendment nor the execution, delivery and performance by Borrower hereof: (A) contravenes the terms of Borrower’s organization documents, (B) violates any Material Agreements to which it is a party, other than a violation which would not cause a Material Adverse Event, (C) violates any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event, or (D) results in the creation or imposition of any Lien (other than the Lender Liens) on any asset of any Company.
     4. Effect; No Waiver.
          (a) Borrower hereby (i) reaffirms and admits the validity and enforceability of the Loan Papers and all of its obligations thereunder and (ii) agrees and admits that it has no defenses to or offsets against any such obligation. Except as specifically set forth herein, the Credit Agreement and the other Loan Papers shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default, whether known or unknown or any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein.
          (b) Borrower hereby (i) reaffirms all of its agreements and obligations under the Security Documents, (ii) reaffirms that all Obligations of Borrower under or in connection with the Credit Agreement as modified hereby are “Obligations” as that term is defined in the Security Documents and (iii) reaffirms that all such Obligations continue to be secured by the Security Documents, which remains in full force and effect and is hereby ratified and confirmed.
     5. Miscellaneous.
          (a) Borrower and each of the other Companies will take, and Borrower will cause the other Companies to take, all actions that may be required under any applicable law, or which Administrative Agent or the Majority Lenders may reasonably request, to effectuate the transactions contemplated hereby or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of Borrower.

          (b) Borrower shall pay Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of Administrative Agent, incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.
          (c) THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS) OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.
          (d) This Amendment shall be binding upon Borrower, Administrative Agent and Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, Administrative Agent and Lenders and the respective successors and assigns of Administrative Agent and Lenders.
          (e) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
[Signature pages follow.]

     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

MONRO MUFFLER BRAKE, INC.

By:	/s/ Catherine D’Amico

Name:	Catherine D’Amico
Title:	CFO

CHARTER ONE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Stephanie Epkins
Name:	Stephanie Epkins
Title:	SVP

JPMORGAN CHASE BANK, N.A., as Syndication Agent and a Lender

By:	/s/ Bruce Yoder
Name:	Bruce Yoder
Title:	Vice President

BANK OF AMERICA, N.A., as Documentation Agent and a Lender

By:	/s/ Michael W. Brunner
Name:	Michael W. Brunner
Title:	Vice President

MANUFACTURERS & TRADERS TRUST COMPANY, as a Lender

By:	/s/ Randall C. Cardon
Name:	Randall C. Cardon
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Philip M. Hendrix
Name:	Philip M. Hendrix
Title:	Vice President

ACKNOWLEDGEMENT AND CONSENT
     Each of the undersigned Guarantors hereby (1) consents to the execution and delivery by Borrower of the foregoing Amendment; (2) agrees that the definition of “Credit Agreement” in the Guaranty and the other Loan Papers to which it is a party is hereby amended to mean the Credit Agreement as modified by the foregoing Amendment; (3) reaffirms its continuing liability under the Guaranty (as modified hereby); (4) reaffirms all of its agreements and obligations under the Security Documents; (5) reaffirms that all Obligations of Borrower under or in connection with the Credit Agreement as modified by the foregoing Amendment are “Obligations” as that term is defined in the Security Documents; (6) reaffirms that all such Obligations continue to be secured by the Security Documents, which remain in full force and effect and are hereby ratified and confirmed; and (7) confirms and agrees that it is a Guarantor party to the Guaranty and a Debtor party to the Security Documents and that the Guaranty, the Security Documents and the other Loan Papers to which it is a party are, and shall continue to be, in full force and effect in accordance with their respective terms.

MONRO SERVICE CORPORATION

By:	/s/ Catherine D’Amico
Name:	Catherine D’Amico
Title:	Director

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